SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant /X/
     Filed by a party other than the Registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement
     / / Confidential, for use of the Commission only (as permitted by
          Rule 14a-6(e)(2))
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12


                                  Imatron Inc.
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
          or Item 22(a)(2) or Schedule 14A.
     / / $500 per each party to the  controversy  pursuant to Exchange Act Rule
          14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transactions applies:

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     (3) Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided  by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement No.:

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
                                  IMATRON INC.
                           389 Oyster Point Boulevard
                     South San Francisco, California 94080

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  June 2, 1995



         TO THE SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Imatron Inc., a New Jersey corporation (the "Company"), will be held on Friday, June 2, 1995, at 10:00 a.m., local time, at the offices of the Company, 389 Oyster Point Boulevard, South San Francisco, California 94080, for the following purposes:

          1. To elect directors to serve for the ensuing year and until their successors are elected.

          2. To consider and vote upon a proposal to amend the Company's 1993 Stock Option Plan to increase the number of shares available for future issuance under the plan.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only shareholders of record at the close of business on April 17, 1995 are entitled to notice of and to vote at the meeting and at any continuation or adjournment thereof.

                                      By order of the Board of Directors


                                      Gary Brooks
                                      Secretary

South San Francisco, California
May 1, 1995




- --------------------------------------------------------------------------------
        ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN
PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO
    VOTE, SIGN, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE
              POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.
- --------------------------------------------------------------------------------

                                  IMATRON INC.
                           389 Oyster Point Boulevard
                     South San Francisco, California 94080

                                PROXY STATEMENT
                                ---------------
General
- -------

         The enclosed proxy is solicited on behalf of the Board of Directors of Imatron Inc., a New Jersey corporation (the "Company"), for use at the annual meeting of shareholders to be held on June 2, 1995, at which shareholders of record on April 17, 1995 will be entitled to vote. On April 17, 1995, the Company had issued and outstanding 54,996,057 shares of Common Stock and 1,107,813 shares of Series A Preferred Stock. The annual meeting will be held at the offices of the Company, 389 Oyster Point Boulevard, South San Francisco, California 94080.

Voting
- ------

         Holders of Common Stock are entitled to one vote for each share of Common Stock held and holders of Series A Preferred Stock are entitled to five votes for each share of Series A Preferred Stock held. With respect to the election of directors, shareholders are entitled to cast the number of votes held by the shareholder for as many persons as there are directors to be elected.

Revocability of Proxies
- -----------------------

         Any person giving a proxy in the form accompanying this statement has the power to revoke such proxy at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company at the Company's principal executive office an instrument of revocation or a duly executed proxy bearing a later date, or by filing written notice of revocation with the secretary of the meeting prior to the voting of the proxy or by voting the shares subject to the proxy by written ballot.

Solicitation
- ------------

         The Company will bear the entire cost of solicitation, including preparation, assembly, printing, and mailing of this proxy statement, the proxy, and any additional material furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names which are beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or employees of the Company. No additional compensation will be paid for any such services. Except as described above, the Company does not intend to solicit proxies other than by mail.

         The Company intends to mail this proxy statement on or about May 2, 1995.

Shareholder Proposals for Next Annual Meeting
- ---------------------------------------------

         Proposals of shareholders that are intended to be presented at the Company's 1996 annual meeting of shareholders must be received by the Company no later than January 1, 1996 in order to be included in the proxy statement and proxy relating to that meeting.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT
                        --------------------------------

         The following tables, based in part upon information supplied by officers, directors and principal shareholders, set forth certain information regarding the ownership of the Company's voting securities as of April 17, 1995 by (i) all those known by the Company to be beneficial owners of more than five percent of any class of the Company's voting securities; (ii) each director;
(iii) each named executive officer; and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

                          Security Ownership of Certain Beneficial Owners(1)
                          --------------------------------------------------
                              Name and                      Amount
                              Address of                    of Direct
Title of                      Beneficial                    Beneficial                   Percent
Class                         Owner                         Ownership                    of Class
- ------------                  ----------                    ----------                   --------
Series A                      FI.M.A.I.(3)                    250,000                      22.6%
Preferred(2)

Series A                      SIECIT(4)                       750,000                      67.7%
Preferred

Series A                      Hakon S.A.(5)                   100,000                       9.0%
Preferred

Common(6)                     FI.M.A.I.                     3,475,000(7)                    5.7%

Common                        SEICIT                        3,750,000(8)                    6.2%

Common                        HAKON S.A.                    1,500,000(9)                    2.5%

Common                        Marukin
                              Corporation(11)               5,471,617                       9.0%

- ----------
(1)  Security  ownership   information  for  beneficial  owners  is  taken  from
     statements filed with the Securities and Exchange Commission pursuant to Sections 13(d), 13(g) and 16(a) and information made known to the Company.
(2) As of April 17, 1995, each share of Series A Preferred Stock was convertible, at the option of the holder thereof, into five shares of Common Stock. As of April 17, 1995, 1,107,813 shares of Series A Preferred Stock were issued and outstanding.
(3)  FI.M.A.I Holding, S.A. 15, Avenue Gaston Diderich L-1420 Luxembourg.
(4) Societe d'Investissements dans des enterprises commerciales, industrielles et technologiques, S.A. Rue de Romont 14, 1700 Fribourg, Switzerland.
(5)  HAKON S.A., Boulevard Royal 2, Luxembourg.
(6) As of April 17, 1995, 54,996,057 shares of Common Stock were issued and outstanding.
(7) 1,250,000 of such shares of Common Stock are deemed beneficially owned by virtue of FI.M.A.I.'s beneficial ownership of 250,000 shares of the Company's Series A Preferred Stock. The percentage of beneficial ownership assumes the conversion of all FI.M.A.I. shares of Series A Preferred Stock but not the exercise of any outstanding options or warrants or the conversion of any other shares of Series A Preferred Stock.

                                       2

(8) All of such shares are deemed beneficially owned by virtue of SEICIT's beneficial ownership of 750,000 shares of the Company's Series A Preferred Stock. The percentage of beneficial ownership assumes the conversion of all SEICIT's shares of Series A Preferred Stock but not the exercise of any outstanding options or warrants or the conversion of any other shares of Series A Preferred Stock.
(9) 500,000 of such shares of Common Stock are deemed beneficially owned by virtue of HAKON S.A.'s beneficial ownership of 100,000 shares of the Company's Series A Preferred Stock. The percentage of beneficial ownership assumes the conversion of all HAKON S.A.'s shares of Series A Preferred Stock but not the exercise of any outstanding options or warrants or the conversion of any other shares of Series A Preferred Stock.
(10) Marukin Corporation, 6, Rokuban-Cho Chiyoda-Ku, Tokyo 10

Security Ownership of Directors and Executive Officers
- ------------------------------------------------------

         The table below presents the security ownership of the Company's Directors, and Named Executive Officers.

                                                             Amount and
                               Name of                       Nature of
                               Beneficial                    Beneficial                   Percent of
Title of Class                 Owner                         Ownership(1)                 Class(2)
- --------------                 -----------                   ------------                 --------
Common                         Douglas P. Boyd               2,041,857(3)                    3.6%
Common                         Gary H. Brooks                   69,557(4)                      *
Common                         Ugo Busatti                       6,250(5)                      *
Common                         John L. Couch                    40,450(5)                      *
Common                         Dale E. Grant                   125,000(5)                      *
Common                         Giovanni Lanzara                  6,250(5)                      *
Common                         S. Lewis Meyer                  733,952(6)                    1.3%
Common                         Terry Ross                       87,500(7)                      *
Common                         Aldo Test                       137,500(8)                      *
Common                         All Directors and             3,248,316(9)                    5.8%
                               Executive Officers
                                as a Group

- ----------
*    Does not exceed 1% of the referenced class of securities.

(1)  Ownership is direct unless indicated otherwise.
(2) Calculation based on 54,996,057 shares of Common Stock outstanding as of April 17, 1995.
(3) Includes 40,000 shares held by Inyoung S. Boyd (Dr. Boyd's wife); 5,000 shares held by Susan Boyd and 5,000 shares held by Tannya Boyd (Dr. Boyd's daughters) and 206,200 shares issuable upon the exercise of stock options that are exercisable as of April 17, 1995 or that will become exercisable within 60 days thereafter.
(4) Includes 7,057 shares owned directly and 62,500 shares that are exercisable as of April 17, 1995 or that will become exercisable within 60 days thereafter.

                                       3

(5) All shares are issuable upon the exercise of stock options that are exercisable as of April 17, 1995 or that will become exercisable within 60 days thereafter.
(6) Includes 33,952 shares owned directly, 300,000 shares issuable upon the exercise of stock options that are exercisable as of April 17, 1995 or that will be exercisable within 60 days thereafter and 400,000 shares issuable upon conversion of a warrant that are exercisable as of April 17, 1995.
(7) Includes 50,000 shares owned directly and 37,500 shares that are exercisable as of April 17, 1995 or that will become exercisable within 60 days thereafter.
(8) Includes 100,000 shares owned directly and 37,500 shares that are exercisable as of April 17, 1995 or that will become exercisable within 60 days thereafter.
(9) Includes 1,221,650 shares that directors and executive officers had the right to acquire pursuant to the exercise of options that were exercisable on April 17, 1995 or that will become exercisable within 60 days thereafter. The percentage of beneficial ownership assumes the exercise of the aforesaid options by officers and directors, but not the exercise of any other outstanding options or warrants or the conversion of any shares of Series A Preferred Stock.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS
                             ---------------------

         Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is elected and has qualified, or until his death, resignation, or removal.

         There are seven nominees for the seven Board positions authorized by the Company's Bylaws. All directors were previously elected to the Board by the shareholders. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the proxy holders will vote the proxies received by them for seven nominees named below. The seven candidates receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting will be elected directors of the Company.

                     MANAGEMENT RECOMMENDS A VOTE FOR EACH
                    OF THE NOMINEES FOR DIRECTOR NAMED BELOW
                    ----------------------------------------

Nominees

         Seven directors will be elected at the Annual meeting to serve for one year expiring on the date of the Annual Meeting in 1996. Set forth below is information regarding the nominees, including information furnished by them.

                                           NOMINEES FOR DIRECTOR
                                           ---------------------
                                            Percentage of 1994
                                            Board or Committee
Name                       Age              Meetings Attended(1)       Executive Position
- -----------------          ---              --------------------       -------------------------------------
Douglas P. Boyd            53                       100%               Chairman of the Board
Ugo Busatti                45                       100%
John L. Couch              53                       100%               Vice President
Giovanni Lanzara           55                        75%
S. Lewis Meyer             50                       100%               President and Chief Executive Officer
Terry Ross                 47                        86%
Aldo J. Test               71                       100%

                                       4

- ----------
(1) The percentage of meetings attended is based on the total number of Board and Committee meetings which the particular director was eligible to attend.

         Dr. Boyd has held several positions with the Company since its inception in 1983 including Chief Executive Officer, President, Chief Technical Officer and Director. Dr. Boyd is currently Chairman of the Board and Chief Technology Officer. He is an Adjunct Professor of Radiology (Physics) at the University of California, San Francisco ("UCSF") and spends approximately 5% of his time on his duties at the University. He has held various academic positions with UCSF for more than the past five years. Dr. Boyd also serves as a director of Invision Technologies, Inc.

         Dr. Busatti, since 1991, has been the Managing Director of Betonutepito International Construction Ltd., a company engaged in the construction of civil works in Europe and an affiliate of the Italimprese group of companies, a privately-held conglomerate whose operations are widely diversified. Prior thereto he was an executive with Italimprese in charge of its international business. He is also a director of InVision Technologies, Inc., in which the Company has approximately a 3% ownership interest. Dr. Busatti's nomination for election to the Board of Directors of the Company is in accordance with the terms of a Series A Preferred Stock Purchase Agreement dated July 20, 1988 (the "Series A Agreement") among the Company, FI.M.A.I. (a member of the Italimprese group of companies), and Societe d'Investissements dan des entreprises commerciales, industrielles et technologiques, S.A. ("SIECIT"). Pursuant to the terms of the Series A Agreement, the Company agreed that so long as FI.M.A.I. and SIECIT own an aggregate of at least 2,000,000 shares of the Company's Common Stock (or Series A Preferred Stock convertible into such shares), the Company will include a person chosen by FI.M.A.I. among the persons nominated for election to the Board of Directors at each annual meeting of shareholders, and so long as FI.M.A.I and SIECIT own an aggregate of at least 8,000,000 shares of the Company's Common Stock (or Series A Preferred Stock convertible into such shares), the Company will include two persons chosen by FI.M.A.I. among the persons nominated for election to the Board of Directors at each annual meeting of shareholders. Because the aggregate number of shares of the Company's Common Stock (or Series A Preferred Stock convertible into such shares) owned by FI.M.A.I. has fallen below 8,000,000 as set forth in the table entitled "Security Ownership of Certain Beneficial Owners," above, the Company believes it is obligated to include only one person as a representative of FI.M.A.I. amoung those nominated for election to the Board of Directors.

         Dr. Couch has been a director of the Company since its inception in 1983. In May 1987 he became Vice President, Scientific Affairs. He served as Secretary from March 1990 to December 1993.

         Dr. Lanzara, for more than the past five years, has been a professor on the faculty of engineering at the University of Aquila, Rome, a part of the Italian state university system. Dr. Lanzara was prevoiusly nominated for election to the Board of Directors of the Company pursuant to the Series A Agreement discussed with regard to Dr. Busatti above.

         Mr. Meyer was elected President and Chief Executive Officer of the Company on June 23, 1993. From April 1991 to joining the Company he was Vice President, Operations of Otsuka Electronics (U.S.A.), Inc., Fort Collins,
Colorado,   a   manufacturer   of  clinical  MR  systems  and   analytical   NMR
spectrometers. From August 1990 to April 1991 he was a founding partner of Medical Capital Management, a company engaged in providing consulting services to medical equipment manufacturers, imaging services providers and related medical professionals. Prior thereto he was President and Chief Executive officer of American Health Services Corp., a developer and operator of diagnostic imaging and treatment centers. Mr. Meyer is a director of BSD Medical Corporation.

         Mr. Ross has been a director of the Company since January 1987 and served as its Vice President, Marketing and Sales from October 1985 to December 1987. Since January 1988 Mr. Ross has been President and Chief Executive Officer of CEMAX, Inc., a privately held company engaged in the manufacture and sale of medical imaging and networking software.

         Mr. Test has been a director of the Company since its inception in 1983. He is a senior partner of the San Francisco and Palo Alto law firm of Flehr, Hohbach, Test, Albritton & Herbert where he has practiced patent law for more than the past five years.

Board Committees and Meetings
- -----------------------------

         During 1994 the Board of Directors held 4 meetings. The Board of Directors has a standing Audit Committee whose function is to recommend the engagement of the Company's independent accountants, approve services performed by such accountants, and review and evaluate the Company's accounting system and system of internal controls. The Audit Committee, which consisted of Messrs. Busatti, Meyer, and Ross, held one meeting during the fiscal year.

         The Board of Directors has a standing Compensation Committee which makes recommendations to the Board of Directors concerning salaries and incentive compensation paid to officers, administers the Company's 1983 and 1993 Stock Option Plans, including the grant of options, and the Company's 1987 Stock Bonus Incentive Plan, and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee, which consisted of Messrs. Ross and Test, held three meetings during the year.

Compensation of Directors
- -------------------------

         Aldo Test, a director of the Company, renders consulting services to the Company on a month-to-month basis for which he received compensation of $13,500 during 1994, and may be expected to do so in the future. The law firm of Flehr, Hohbach, Test, Albritton & Herbert, of which Mr. Test is a member, represents the Company with respect to intellectual property matters and may be expected to continue to do so in the future. Terry Ross renders consulting services to the company pursuant to a month-to-month consulting agreement which commenced November 1993. In 1994 Mr. Ross received $21,750 pursuant to such agreement.

Non-Employee Director Options
- -----------------------------

         1991 Non-Employee Directors' Stock Option Plan. In connection with their services to the Company, directors who are not employees of the Company have periodically received stock options under the Non-Employee Directors' Stock Option Plan (the "Directors' Plan") to purchase shares of Common Stock. The exercise price of the options is 85% of the fair market value of the Common Stock on the date of grant as quoted on the NASDAQ National Market System. Typically, the options granted to directors vest 25% per year on the anniversary of the date of grant and have a term of five years. Each option terminates prior to the expiration date if the optionee's service as a Non-Employee Director, or, subsequently as an employee, of the Company terminates.

         In 1991 the directors and shareholders approved the Directors' Plan to provide each non-employee director with an opportunity to purchase the Company's stock and to provide incentives for such persons to exert maximum efforts on behalf of the Company. Subject to provisions relating to adjustments upon changes in stock, the Directors' Plan currently covers an aggregate of 550,000 shares of the Company's Common Stock.

         The Directors' Plan is administered by the Board of Directors. The Board may suspend or terminate the Directors' Plan at any time. If no such termination occurs, the Directors' Plan will terminate in the year 2001.

         Options may be granted only to directors of the Company who are not employees of the Company or any affiliate of the Company. The Directors' Plan provides for the automatic grant of options to purchase shares of Common Stock of the Company to Non-Employee Directors. Each person elected for the first time to be a Non-Employee Director automatically receives an option to purchase 25,000 shares of the Company's Common Stock. The Directors' Plan also provides that every Non-Employee Director is to receive an option for 25,000 shares on July 1st of each year if such director served continuously as such for the entire preceding twelve months.

         During fiscal 1994, Mr. Busatti received an option to purchase 25,000 shares at $0.61 upon his election as a director of the Company. The non-employee directors (Messrs. Busatti, Ross, Test, and Lanzara) were entitled to receive options to purchase each 25,000 shares each under the plan on July 1, 1994. Such options were issued on April 1, 1995 at an option price of $0.96 per share.

         In addition, directors who are not officers of the Company are eligible for reimbursement in accordance with Company policy for their expenses in connection with attending meetings of the Board of Directors and any committees thereof.

Employee Director Options
- -------------------------

         In connection with their services to the Company as directors and officers, directors of the Company who also serve as executive officers of the Company have periodically received stock options under the various plans to purchase shares of Common Stock. The exercise price of the options is 85% of the fair market value of the Common Stock on the date of grant as quoted on the NASDAQ National Market System. Typically, the options granted to directors vest 25% per year on the anniversary of the date of grant and have a term of five years.

Incentive and Remuneration Plan
- -------------------------------

         1987 Stock Bonus Incentive Plan. In 1988 the shareholders of the Company approved the adoption of a Stock Bonus Incentive Plan ("Stock Bonus Plan"). The Stock Bonus Plan was adopted to reward participants for past services and to encourage them to remain in the Company's service. The Stock Bonus Plan is administered by the Compensation Committee of the Board of Directors which presently consists of Messrs. Test and Ross. The Committee has exclusive authority to act on the following matters: selection of the persons among the eligible participants (which consists of all employees, including officers and directors of the Company, and consultants to the Company) who are to participate in the Stock Bonus Plan; the determination of each participant's stock bonus opportunity and actual bonus; changes in the Plan, and all other actions the Committee deems necessary or advisable to administer the Plan.

         The total number of shares of Common Stock which may be issued under the Stock Bonus Plan is 1,200,000 shares with no more than 400,000 shares available for issuance in any single calendar year.

         The Compensation Committee, when making the determination of participants, also establishes a bonus opportunity for each participant which is expressed as a percentage of base performance goals to be reached by each participant. A participant is entitled to earn a maximum bonus of 40% of his or her salary. After the end of each fiscal year, the Committee determines each participant's bonus award expressed in dollars. The number of shares of Common Stock to be issued is determined by dividing the bonus award by the closing stock price for the Common Stock on the first Thursday in February of each year following the calendar year to which the bonus relates.

         No participant is eligible to receive a bonus award unless such participant is either employed by the Company or providing consulting services to the Company on the last day of the calendar year to which the bonus relates.

         During the 1994 fiscal year no shares were granted under the Stock Bonus Plan.

Stock Participation and Option Plans
- ------------------------------------

         1994 Employee Stock Purchase Plan. In 1993 the directors approved the adoption of the 1994 Employee Stock Purchase Plan (the "Plan"). All employees, including executive officers, may purchase shares of the Company's Common Stock at a discount of 15% from the market price of the shares. The plan became effective January 1, 1994. The plan replaced the Company's 1984 Employee Stock Participation Plan which expired January 17, 1994. The Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, but is not subject to the provisions of ERISA.

         The maximum aggregate number of shares to be offered under the Plan is 1,000,000 shares of the Company's Common Stock. As of April 17, 1995, 727,424 shares of the Company's Common Stock have been issued under the Plan.

Eligibility
- -----------

         All employees who are regular employees of the Company, whose date of hire is at least six months prior to the beginning of the Offering Period or Interim Offering Period, and who are customarily employed for at least 20 hours per week and more than five months in any calendar year are eligible to participate in the Plan. The first Offering Period began January 1, 1994 and will run for 27 months. Each Interim Offering Period is a calendar quarter. As of January 1, 1995, a total of 134 employees met the eligibility requirements under the Plan.

         Eligible employees are offered the opportunity to purchase Common Stock by means of payroll deductions of 2%, 4%, 6%, 8% or 10% of compensation. The specific percentage selected is at the employee's option, up to a yearly maximum currently established at $2,000 of the fair market value of the Stock, determined on the Offering Date, and so long as the participant would not own 5% or more of the voting power of the Company's stock following the purchase. Each participant may begin participation in the Plan at the beginning of the Offering Period or any Interim Offering Period, may decrease but not increase participation during the Offering Period, and may terminate participation in the Plan before the end of any Interim Offering Period, all subject to certain notice and filing requirements.

Administration
- --------------

         Administration of the Plan is by the Company's Board, or Compensation Committee by delegation. The Committee is comprised of at least two members of the Company's Board, each of whom must be disinterested as defined in Securities and Exchange Commission regulations. The Committee has the powers of the Board pursuant to the Plan, including the power to determine questions of policy and expediency that may arise in the administration of the Plan, all subject to the provisions of the Plan. Members of the Committee receive no compensation for their services in connection with the administration of the Plan.

Purchase Price
- --------------

         The price for the shares purchased pursuant to the Plan is equal to 85% of the fair market value of the shares on either the Offering Date (or date of entry for new or re-enrolling employees) or the last day of each Interim Offering Period, whichever is less. The funds contributed by the participant earn no interest while they are being held by the Company.

Procedures
- ----------

         To participate in the Plan, employees must submit the appropriate documentation authorizing deductions from payroll in specified amounts to the Company prior to the Offering Period or Interim Offering Period. Funds deducted during the quarter are used to purchase shares of the Company's Common Stock, the number of which is determined (in whole shares) on the final day of that quarter by dividing the amount in the participant's Plan Account by the purchase price of the stock as determined above. Participants receive certificates quarterly for all shares purchased during that quarter. They may retain the certificated shares or sell them in the open market or otherwise, subject to securities and tax law restrictions. Upon termination of employment, participants will receive certificates evidencing previously purchased shares and a return of any balance remaining in the participant's account on the date of termination.

Plan Amendment and Termination
- ------------------------------

         The Board reserves the right to amend or discontinue the Plan, provided that no participant's existing rights are adversely affected, and provided further that without Shareholder approval, no amendment will be effective: (1) increasing the aggregate number of shares authorized for purchase under the Plan or to be purchased by any participant; (2) materially changing the requirements for eligibility to participate, or reducing the purchase price formula in the Plan, or materially increasing the benefits accruing to participants under the Plan; (3) extending the term of the Plan; or (4) otherwise modifying the Plan if the modification requires shareholder approval to satisfy applicable statutes or Internal Revenue Service and/or Securities and Exchange Commission regulations.

         1993 Stock Option Plan. The Company's 1993 Stock Option Plan, which was approved by the Shareholders at the 1993 Annual Meeting (the "Option Plan"), is intended to advance the interests of the Company by inducing persons of outstanding ability and potential to join and remain with the Company by enabling them to acquire proprietary interests in the Company. The Option Plan covers an aggregate of 3,000,000 shares of Common Stock. To be considered and acted upon at this meeting is a proposal to increase the number of shares which may be issued under the Option Plan from 3,000,000 to 5,500,000.

General
- -------

         The Option  Plan  provides  for the  granting  of two types of options:
"incentive stock options" and "nonstatutory stock options." The incentive stock options (but not the nonstatutory stock options) are intended to qualify as "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended. The Option Plan succeeded the 1983 Stock Option Plan which expired in 1993.

Eligibility
- -----------

         Options may be granted under the Option Plan to all full-time regular employees including officers, directors (whether or not employees) and consultants of the Company; provided, however, that incentive stock options may not be granted to any non-employee director or consultant. As of January 1, 1995 approximately 134 employees and consultants were eligible to participate in the Option Plan.

Administration
- --------------

         The Compensation Committee of the Board of Directors administers the Option Plan. The Committee has the power, subject to the provisions of the Option Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, and the other terms of the options.

Option Terms
- ------------

         The maximum term of each option is ten years.  Incentive  Stock Options
(ISO) granted under the Plan generally vest quarterly over a four year period following the date of grant. Non-Statutory Options (NOS) granted under the Plan generally vest annually over a four-year period following the date of grant.

         The exercise price of all nonstatutory stock options granted under the Option Plan must be at least equal to 85% of the fair market value of the underlying stock on the date of grant. The exercise price of all incentive stock options granted under the Option Plan must be at least equal to the fair market value of the underlying stock on the date of grant.

         During the last fiscal year, the Company granted to executive officers as a group (5 persons) a total of 464,000 options to purchase shares of Common Stock under the Option Plan. The average exercise price of each option was $0.49 per share. The exercise price per share of the non-statutory options granted to the persons listed herein was 85% of the market value of one share of the Company's Common Stock on the grant date as quoted by NASDAQ. On April 17, 1995 the market price for one share of Common Stock was $1.03.

                             EXECUTIVE COMPENSATION
                             ----------------------

Summary Compensation of Named Executives
- ----------------------------------------

         The Summary Compensation Table shows certain compensation information for each person who served as Chief Executive Officer during the year and the other most highly compensated executive officers whose aggregate compensation exceeded $100,000 for services rendered in all capacities during fiscal year 1994 (collectively referred to as the "Named Executive Officers"). Compensation data is shown for the fiscal years ended December 31, 1994, 1993, and 1992. This information includes the dollar value of base salaries, bonus awards, the number of stock options granted, and certain other compensation, if any, whether paid or deferred.

                                             Summary Compensation Table
                                             --------------------------
                                                                            Long Term
                                                    Annual                 Compensation       All Other
                                                 Compensation                 Awards        Compensation(b)
                                        -----------------------------      ------------     --------------
Name and Principal                                                           Options/
Position                    Year        Salary($)(a)          Bonus(a)         SARs
- ------------------          ----        ------------        ---------      ------------
Douglas P. Boyd             1994        150,000                              50,000(c)          2,250
 Chairman of the Board      1993        135,853                             100,000              -0-
                            1992        124,300             12,500(d)        80,560              -0-

S. Lewis Meyer              1994        196,833             25,000(f)          -0-              1,845
 President and Chief        1993        105,100             50,000(f)       600,000(g)           -0-
 Executive Officer(e)       1992          -0-                                                    -0-

Dale E. Grant               1994        156,000             50,000(h)       400,000(i)
 Executive Vice             1993          -0-
 President                  1992          -0-

Gary H. Brooks              1994        120,000                                -0-              1,710
 Vice President and         1993          4,469                             200,000(j)           -0-
 Chief Financial Officer    1992          -0-                                                    -0-

- ----------
(a) Amounts shown include cash and non-cash compensation earned with respect to the year shown above.
(b)  Represents Company matching contributions to the Company's 401(k) plan.
(c) Represents the extension of an option to purchase 50,000 shares of the Company's Common Stock awarded under the 1987 Stock Bonus Incentive Plan.
(d) Represents the fair market value on the date of payment of 10,000 shares of the Company's Common Stock awarded under the 1987 Stock Bonus Incentive Plan.
(e)  Mr. Meyer was elected  President  and Chief  Executive  Officer on June 23,
     1993.
(f) Represents portion of a $75,000 bonus payable to Mr. Meyer upon commencement of his employment with the Company.
(g) Includes 600,000 options granted under the Company's 1993 Stock Option Plan. Excludes a warrant, exercisable for six years commencing June 14, 1994, but not later than 12 months following Mr. Meyer's termination of employment, to purchase 400,000 shares of the Company's Common Stock at a purchase price of $1.50 per share. On May 20, 1994, the Board of Directors approved a reduction of the warrant purchase price from $1.50 to $0.75 per share.
(h) Represents a bonus payable to Mr. Grant upon commencement of his employment with the Company.
(i)  Represents  options  granted  in January  1994 under the 1993 Stock  Option
     Plan.
(j)  Represents  options  granted in December  1993 under the 1993 Stock  Option
     Plan.

Option Grants in Last Fiscal Year
- ---------------------------------
         The following table shows information regarding grants of stock options made to the Named Executive Officers under the Company's 1993 Stock Option Plan during the fiscal year ended December 31, 1994. The amounts shown for each of the named executive officers as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of 0, 5 and 10 percent over the term of the options, which would result in stock prices of approximately $1.22, $1.56 and $1.97, respectively, for Dr. Boyd, $0.72, $0.92, and $1.16, respectively, for Dr. Couch, and $0.50, $0.64 and $0.81 respectively, for Mr. Grant. No gain to the optionee is possible without an increase in stock price which will benefit all shareholders proportionately.

                                              Option Grant Table
                                              ------------------
                                                                                     Potential Realizable Value
                                                                                      at Assumed Annual Rates
                                                                                          of Stock Price
                                         Individual Grants                          Appreciation for Option Term
                     -------------------------------------------------------    -----------------------------------
                                 % of
                                 Total
                                 Options
                                 Granted
                                 to           Exercise
                     Options     Employees    or Base
                     Granted     in Fiscal    Price      Market   Expiration
Name                 (#)         Year(a)      ($/Sh)     Price    Date           0%($)       5%($)(b)     10%($)(b)
===========          ========    =========    ========   ======   ==========    ========     ========     =========
Douglas P. Boyd       50,000(c)     2.5%       $ 0.51    $ 1.22     6/13/99     $ 35,500     $ 52,336     $ 72,771

Dale E. Grant        400,000       20.2%       $ 0.43    $ 0.51     1/03/99     $ 28,000     $ 83,200     $150,200

- ----------
(a)  Based on 1,980,800 options granted to all employees.
(b) Based on 5-year option term and annual compounding; results in total appreciation of 27.6% (at 5% per year) and 61.1% (at 10% per year).
(c) Represents the extension of an option to purchase 50,000 shares of common stock at $0.51 per share expiring June, 22, 1994.

Repricing of Options
- --------------------

         The following table shows information regarding repricing of options of Named Exeuctive Officers under all stock option and bonus plans during the fiscal year ended December 31, 1994. A report of the Compensation Committee of the Board of Directors with respect to such repricings is set forth below in the Compensation Committee Report.

                                          Ten-Year Option/SAR Repricings
                                          ------------------------------
      (a)               (b)            (c)            (d)               (e)             (f)              (g)
                                                                                                       Length of
                                    Number of         Market                                           Original
                                   Securities         Price           Exercise                        Option Term
                                   Underlying      of Stock at        Price at                         Remaining
                                    Options/          Time of         Time of                             at
                                      SARs         Repricing or     Repricing or         New            Date of
                                   Repriced or       Amendment        Amendment        Exercise       Repricing or
    Name               Date        Amended (#)          $                $             Price ($)       Amendment
- --------------       -------       -----------     ------------     ------------     ------------     -----------
S. Lewis Meyer       5/20/94       400,000(a)          1.22             1.50             0.75          68 months

- ----------
(a) Represents a warrant to purchase 400,000 shares of the Company's Common Stock at an initial exercise price of $1.50 (subsequently reduced to $0.75 per share) exercisable for six years commencing June 14, 1994, but not later than 12 months following Mr. Meyer's termination of employment

Option Exercises in Last Fiscal Year and Year-End Option Values
- ---------------------------------------------------------------

         During the fiscal year ended December 31, 1994, no options were exercised by named executive officers.

Compensation Committee Report
- -----------------------------

         This report is provided by the Compensation Committee of the Board of Directors (the "Committee") to assist stockholders in understanding the Committee's objectives and procedures in establishing the compensation of Imatron's Chief Executive Officer and other executive officers. The Committee, made up of non-employee Directors, is responsible for establishing and administering Imatron's executive compensation program. None of the members of the Committee are eligible to receive awards under the Company's incentive compensation programs.

         Imatron's executive compensation program is designed to motivate, reward, and retain the management talent needed to achieve its business objectives and maintain its competitiveness in the medical imaging industry. It does this by utilizing competitive base salaries that recognize a philosophy of career continuity and by rewarding exceptional performance and accomplishments that contribute to the Company's success.

                     Compensation Philosophy and Objective
                     -------------------------------------

         The philosophical basis of the compensation program is to pay for performance and the level of responsibility of an individual's position. The Committee finds greatest value in executives who possess the ability to implement the Company's business plans as well as to react to unanticipated external factors that can have a significant impact on corporate performance. Compensation decisions for all executives, including the named executive officers and the Chief Executive Officer, are based on the same criteria. These include quantitative factors that directly improve the Company's short-term financial performance, as well as qualitative factors that strengthen the Company over the long term, such as demonstrated leadership skills and the ability to deal quickly and effectively with difficulties which sometimes arise.

The Committee believes that compensation of Imatron's key executives should:

        -Link rewards to business results and stockholder returns;

        -Encourage creation of stockholder value and achievement of strategic objectives;

        -Maintainan appropriate balance between base salary and short-and long-term incentive opportunity;

        -Attract and retain, on a long-term basis, highly qualified executive personnel; and

        -Provide total compensation opportunity that is competitive with that provided by competitors in the medical imaging industry, taking into account relative company size and performance as well as individual responsibilities and performance.

                     Key Elements of Executive Compensation
                     --------------------------------------

         Imatron's  executive  compensation  program consists of three elements:
Base Salary, Short-Term Incentives and Long-Term Incentives. Payout of short-term incentives depends on corporate performance measured against annual objectives and overall performance. Payout of the long-term incentives depends on performance of Imatron stock, both in absolute and relative terms.

Base Salary
- -----------

         A competitive base salary is crucial to support the philosophy of management development and career orientation of executives. Salaries are targeted to pay levels of the Company's competitors and companies having similar capitalization, revenues, etc. Executive salaries are reviewed annually.

Short-Term Incentive
- --------------------

         Short-term awards to executives are made in cash and in stock to recognize contributions to the Company's business during the past year. The bonus an executive receives is dependent on individual performance and level of responsibility. Assessment of an individual's relative performance is made annually based on a number of factors which include initiative, business judgement, technical expertise, and management skills.

         Stock Bonus Incentive Plan. In 1988 the shareholders approved the adoption of the 1987 Stock Bonus Incentive Plan. Under the terms of the Plan the Committee may award shares of the Company's Common Stock to employees, including executive officers.

Long-Term Incentive
- -------------------

         Long-term incentive awards provided by shareholder-approved compensation programs are designed to develop and maintain strong management through share ownership and incentive awards. Stock options were the only long term incentive granted to executive officers in 1993.

         Stock Option Plan. In 1993, the shareholders approved the adoption of the 1993 Stock Option Plan (which replaced the 1983 Stock Option Plan). At the sole discretion of the Committee, officers and employees periodically receive options to purchase shares of the Company's Common Stock. The value of the options depends entirely on appreciation of Imatron stock. Grant of options depends upon quarterly and annual Company performance, as determined by review of qualitative and quantitative factors. The Board of Directors of the Company, at is February 9, 1995 meeting, approved a resolution proposing to amend the 1993 Plan conditioned upon shareholder approval. See PROPOSAL 2 - ADOPTION OF AN AMENDMENT TO THE 1993 EMPLOYEE STOCK OPTION PLAN.

         Stock Participation Plan. In 1984 the shareholders approved the adoption of the 1984 Employee Stock Participation Plan. All employees, including executive officers, may purchase shares of the Company's Common Stock at a discount of 15% from the market price of the shares. The plan expired January 17, 1994.

         Employee Stock Purchase Plan. In 1993 the directors approved the adoption of the 1994 Employee Stock Purchase Plan. All employees, including executive officers, may purchase shares of the Company's Common Stock at a discount of 15% from the market price of the shares. The plan became effective January 1, 1994.

         1994 Compensation. During 1994 the Company's overall financial performance continued the positive trend begun in the second half of 1993. Revenues increased 34% from $25.1 million in 1993 to $33.6 million in 1994. Net income for 1994 was $2.3 million compared to a net loss in 1993 of $2.9 million. The Company's financial condition strengthened consistent with the improvement in operating results. Effective in June, 1994 and January, 1994, certain executive officers were granted merit salary adjustments. Provided the Company's financial condition continues to improve in 1995, the Company anticipates implementing a program of regular merit salary adjustments for executive officers together with other forms of compensation such as incentive stock option awards and bonus payments based on achievement of specific goals and objectives.

                   1994 Chief Executive Officer Compensation
                   -----------------------------------------

         Mr. Meyer's 1993 base salary of $185,000 was increased in 1994 to $195,000. In addition and in recognition of the improvement in the Company's financial condition described above, the Board of Directors authorized a reduction in the exercise of a warrant to purchase 400,000 shares of the Company's Common Stock held by Mr. Meyer from $1.50 to $0.75. The Committee believes that the base salary and other terms and conditions of his employment are consistent with the foregoing philosophy and objectives and reflect the scope and level of his responsibilities.

Members of the Compensation Committee
- -------------------------------------

         Terry Ross
         Aldo Test

Share Investment Performance
- ----------------------------

         The following graph compares the total return performance of the Company for the periods indicated with the performance of the NASDAQ Index (presented on a dividends reinvested basis) and the performance of the Hambrecht & Quist Technology Index. The Company's shares are traded on the NASDAQ National Market System under the symbol "IMAT". The Hambrecht & Quist Technology Index is comprised of the publicly traded stocks of 200 technology companies and include companies in the electronics, medical and related technology industries. The total return indices reflect reinvested dividends and are weighted on a market capitalization basis at the time of each reported data point.

                               Performance Graph
                               -----------------







Year                  1989          1990          1991          1992          1993          1994
- ---------------     ---------     ---------     ---------     ---------     ---------     ---------
Imatron Inc.          $100         $139.87       $453.09       $233.26       $106.61       $233.26

Nasdaq Index           100           84.92        136.27        158.57        182.03        177.99

Hambrecht & Quist      100           91.42        135.14        155.45        169.64        196.90
Technology Index

Employment Contracts, Termination of Employment and Change-in-Control
Arrangements
- ---------------------------------------------------------------------

         S. Lewis Meyer became President and Chief Executive Officer of the Company on June 14, 1993. In connection with such employment the Company entered into an Executive Employment Agreement with Mr. Meyer providing for an initial term ending December 31, 1994 and continuing for rolling six month periods. Pursuant to the agreement Mr. Meyer is entitled to a base salary of $185,000 per year subject to annual review, a one time hiring bonus of $75,000, a non-qualified stock option to purchase 600,000 shares of the Company's Common Stock at $0.58 per share (85% of the closing price of a shares of the Company's common stock on the date of grant) (subsequently repriced to $0.56), to be vested over a four year period, a warrant to purchase 400,000 shares of the Company's Common Stock at an exercise price of $1.50 (subsequently reduced to $0.75 per share) exercisable for six years commencing June 14, 1994, but not later than 12 months following Mr. Meyer's termination of employment, and certain other benefits.

Filings by Directors, Executive Officers and Ten Percent Holders
- ----------------------------------------------------------------

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, during fiscal 1994 Messrs. Brooks and Boyd each filed one late Form 4 and Dr. Couch filed one late Form 5. Except for such persons, the Company believes that, during fiscal year 1994, all other filing requirements applicable to its executive officers, directors, and greater than ten-percent beneficial owners were complied with.

                     CERTAIN TRANSACTIONS AND OTHER MATTERS
                     --------------------------------------

                    Transactions with Management and Others
                    ---------------------------------------

Relationship With F.I.M.A.I. Holding, S.A.
- -----------------------------------------

InVision Technologies, Inc.(formerly Imatron Industrial Products, Inc.)
- -----------------------------------------------------------------------

         In 1990 the Company established a joint venture company, InVision Technologies, Inc. (formerly Imatron Industrial Products, Inc.) with FI.M.A.I. Holding S.A. ("FI.M.A.I."), a major shareholder of Imatron, to develop, manufacture, market and support advanced CT technology in the baggage, parcel and freight scanning market. Upon organization, Imatron contributed $250,000, certain parts, components and material and entered into a Technology License Agreement.

         The Technology  License  Agreement between the Company,  FI.M.A.I.  and
InVision Technologies, Inc. ("InVision") grants InVision an exclusive, worldwide, perpetual and fully-paid license to use the Company's technology and patents for the development, manufacture, use, and sale of compact medical scanner products for military field applications, and mail, freight, parcel or baggage scanner products. Also, InVision has agreed to grant back to Imatron an exclusive, worldwide, perpetual and fully-paid right and license to use InVision's technology and patents outside of InVision's field of use.

         During 1992, as part of the July Private Placement the Company sold a substantial part of its interest in InVision for $2.5 million. Also, in June 1992 the Company sold 500,000 InVision Preferred A shares to FI.M.A.I. for $1.0 million. As of December 31, 1994 Imatron's interest in InVision was approximately 3% which is carried in the Company's financial statements at no value. As of December 31, 1994 InVision had an accumulated deficit. The Company is under no obligation to fund the accumulated deficit of InVision and is prepared to abandon its interest.

Stockholder's Agreement
- -----------------------

         The  Stockholders  Agreement  provides  that the Company and  FI.M.A.I.
shall have a right of first refusal, in equal proportions, to purchase any additional securities offered by InVision in the future. The Stockholders Agreement also provides that, until August 1993, neither the Company nor FI.M.A.I. has the right to sell any of their respective interests in InVision without prior written consent of the other party. After August 1993, if either the Company or FI.M.A.I. decide to sell their shares of InVision stock, the other party has a right of first refusal with respect to the shares proposed to be sold.

         If either the Company or FI.M.A.I. experience a change of control, whether in a single transaction or series of transactions, or the institution of voluntary or involuntary bankruptcy proceedings, then the other party has the right to buy all but not less than all of the shares of InVision held by the party experiencing the change in control or bankruptcy.

         The Company and FI.M.A.I. substantially terminated the Stockholders' Agreement pursuant to Termination Agreement dated December 9, 1992. Certain enumerated provisions of the Stockholders Agreement, as set forth in the Termination Agreement, remain in effect.

1992 Letter of Credit Reimbursement Agreement
- ---------------------------------------------

         In February 1992, the Company entered into a Letter of Credit Reimbursement Agreement with FI.M.A.I. and related Security Agreement (together referred to as the "Reimbursement Agreement"). Pursuant to the Reimbursement Agreement, FI.M.A.I. agreed to provide an irrevocable Letter of Credit of up to $2,000,000 in favor of Instituto Bancario San Paolo di Torino ("Instituto Bancario") to enable Imatron to obtain a $2,000,000 working capital line of credit from Instituto Bancario, and Imatron agreed to reimburse FI.M.A.I. for any draws on the Letter of Credit by Instituto Bancario and all other costs or expenses associated therewith. As of the date hereof approximately $990,000 had been borrowed under the agreements. In March 1995, FI.M.A.I. extended to March 1996 its guaranty to Instituto Bancario. In consideration for such extension, the Company issued to FI.M.A.I. a five year warrant to purchase 200,000 shares of the Company's common stock at $1.50 per share. In addition, the Company agreed to issue to FI.M.A.I. shares of the Company's Common Stock at $1.00 per share, subject to adjustments, for each dollar of the Company's indebtedness to the bank paid by FI.M.A.I.

         Under the terms of the Reimbursement and Security Agreement the Company pledged to and granted a security interest in 625,000 shares of Series A Preferred Stock of InVision Technologies, Inc. Such shares provide collateral for the payment and performance of all of the Company's obligations and inducement to FI.M.A.I. to provide the Letter of Credit. In connection with the Reimbursement Agreement, the Company and FI.M.A.I. entered into a Stock Pledge Agreement which describes the terms of the stock pledge. After partial payment by the Company, 310,000 shares of the Series A Preferred Stock remains pledged. In connection with the extension of the line of credit in 1993 the Company and FI.M.A.I. agreed to amend the 1992 Revolving Line of Credit Agreement. Under the terms of the Right of First Refusal and Option Agreement the Company granted FI.M.A.I. the option to purchase the pledged shares and a right of first refusal to purchase such shares.

         The Board of Directors of the Company, in approving transactions with FI.M.A.I. in fiscal 1992, 1993 and 1994, carefully weighed the various alternatives of the Company with regard to the availability of debt or equity financing from, or the possibility of similar agreements with, non-affiliated parties, and determined that the terms of such transactions were at least as fair as could then otherwise have been obtained from non-affiliated parties. No independent committee of the Board was established to consider the transactions.

                                   PROPOSAL 2
        ADOPTION OF AN AMENDMENT TO THE 1993 EMPLOYEE STOCK OPTION PLAN
        ---------------------------------------------------------------

Proposal
- --------

         The shareholders are being requested to consider and act upon a proposal to amend Section 3 of the Company's 1993 Employee Stock Option Plan (the "Option Plan") to increase the aggregate number of shares of Common Stock for purchase pursuant to the 1993 Plan from 3,000,000 to 5,500,000 shares. The Board of Directors of the Company, at its February 9, 1995 meeting, approved a resolution proposing to amend the Option Plan conditioned upon shareholder approval. The affirmative vote of the holders of a majority of the shares represented and voting at the meeting is required for approval.

         The Option Plan is intended to advance the interests of the Company by inducing persons of outstanding ability and potential to join and remain with the Company by enabling them to acquire proprietary interests in the Company. For information concerning the operation of the Option Plan, see Stock Option and Option Plans, 1993 Stock Option Plan, above. Presently there are approximately 143 persons eligible to participate in the Option Plan.

         If the proposed amendment is approved by the shareholders, 5,500,000 shares of Common Stock may be issued, subject to adjustment for certain changes in capitalization. As of the date hereof, all existing options authorized under the Option Plan had been issued.

         The number of units and dollar value of future grants under the Option Plan are not determinable.

                 MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL TWO

                         INDEPENDENT PUBLIC ACCOUNTANTS
                         ------------------------------

         Ernst & Young has served as the Company's independent auditors for the year ended December 31, 1994, and has been selected by the Company's Board of Directors as the independent auditors for the year ending December 31, 1995.

         Representatives of Ernst & Young are expected to be present at the annual meeting. Such representatives will have the opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.

         The Company is not asking shareholders to approve the selection of Ernst & Young because the Company believes that such a selection is more appropriately left to the discretion of its Board of Directors.

                                 OTHER BUSINESS
                                 --------------

         The Board of Directors knows of no other business that will be presented for consideration at the annual meeting. If other matters are properly brought before the meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.


                                 By Order of the Board of Directors


                                 Gary Brooks
                                 Secretary

May 2, 1995

                                   Appendix A
                                 Form of Proxy

                                  IMATRON INC.
                     Proxy Solicited by Board of Directors
               For Annual Meeting of Shareholders -- June 2, 1995

         Douglas P. Boyd and S. Lewis Meyer, or either of them, each with the power of substitution and revocation, are hereby authorized to represent the undersigned with all powers which the undersigned would possess if personally present, to vote the securities of the undersigned at the annual meeting of shareholders of IMATRON INC. to be held at the Company's corporate offices, 389 Oyster Point Boulevard, South San Francisco, California 94080, at 10:00 a.m. local time on Friday, June 2, 1995, and at any postponements or adjournments of that meeting as set forth below, and in their discretion upon any other business that may properly come before the meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW:

1. To elect directors to hold office until the 1996 annual meeting of shareholders or until their successors are elected.

[__] FOR all nominees               [__]WITHHOLD AUTHORITY
listed below (except                        to vote for all nominees
as marked below)                    listed below

Douglas P. Boyd                Ugo Busatti    Giovanni Lanzara    S. Lewis Meyer
John L. Couch                  Terry Ross     Aldo Test

To withhold authority to vote for any nominee, write that nominee's name below:

- --------------------------------------------------------------


2. To approve an ammendment to the Company's 1993 Option Plan increasing the authorized number of shares from 3,000,000 to 5,500,000.

[  ] FOR approving the amendment            [  ] AGAINST approving the amendment
to the 1993 Option Plan                      to the 1993 Option Plan

         The undersigned hereby acknowledge receipt of (a) Notice of Annual Meeting of Shareholders to be held June 2, 1995, (b) the accompanying Proxy Statement, and (c) the annual report of the Company for the year ended December 31, 1994.

                    Date: ______________________, 1995

                    ----------------------------------

                    ----------------------------------

                    Please sign exactly as signature appears at left. Executors, administrators, traders, guardians, attorneys-in-fact, etc. should give their full titles. It signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If a partnership, please sign in partnership name by authorized person. If stock is registered in two names, both should sign.